UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 12, 2015

RESTORATION HARDWARE HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35720	45-3052669
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15 Koch Road, Suite K, Corte Madera, California 94925

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (415) 924-1005

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 12, 2015, Restoration Hardware, Inc. and Restoration Hardware Canada, Inc., wholly-owned subsidiaries of Restoration Hardware Holdings, Inc., entered into a First Amendment (the “Amendment”) to the Tenth Amended and Restated Credit Agreement, dated as of August 12, 2015, among Restoration Hardware, Inc. and Restoration Hardware Canada, Inc., as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent (the “Credit Agreement”). The Amendment changes the Credit Agreement’s definition of “Change of Control” (the occurrence of which triggers a default under the Credit Agreement) so that changes in the composition of the board of directors due to actual or threatened proxy solicitations are treated in the same way as other changes in the composition of the board of directors.

This description is qualified in its entirety by reference to the Amendment, which is filed with this Current Report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	First Amendment to Tenth Amended and Restated Credit Agreement dated as of August 12, 2015 among Restoration Hardware, Inc., Restoration Hardware Canada, Inc., as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESTORATION HARDWARE HOLDINGS, INC.

Dated: August 12, 2015	By:	/s/ Karen Boone
Karen Boone
Chief Financial and Administrative Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	First Amendment to Tenth Amended and Restated Credit Agreement dated as of August 12, 2015 among Restoration Hardware, Inc., Restoration Hardware Canada, Inc., as borrowers, the guarantors party thereto, the lenders party thereto and Bank of America, N.A. as administrative agent and collateral agent.